UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                                 FORM 8-K



                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report:  June 6,  1996




                   ELECTRONIC SYSTEMS TECHNOLOGY INC.
                      (A Washington Corporation)

                      Commission File no. 2-92949-S
                IRS Employer Identification no. 91-1238077

                           415 N. Quay St. #4
                          Kennewick  WA  99336
                  (Address of principal executive offices)


Registrant's telephone number, including area code:(509) 735-9092




























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ITEM 5.  OTHER EVENTS

A.  Stock Repurchase Plan

On June 6, 1996, the Company's Board of Directors authorized the establishment of a plan for the repurchase of the Company's common stock. Pursuant to the plan, the Company may repurchase shares of its common stock from time to time in open market transactions through brokers and dealers, up to the amount allocated by the Plan of $100,000. Repurchase transactions may commence as soon as July 1, 1996, and may continue through September 30, 1996. The Stock Repurchase Plan, as approved by the Board of Directors on June 6, 1996, is attached hereto as Exhibit 99.10.

B. Annual Stockholder Meeting

At the Company's Annual Stockholder Meeting on June 7, 1996, in
Kennewick, Washington the following items were voted on by the stockholders with the following outcomes:

Item #1: Election of Directors:
	    Election of Tom L. Kirchner as a Director of the Company.
Votes for: 3,199,035   Votes against:  2,100  Abstaining: 10,700
         Election of John H. Rector as a Director of the Company.
Votes for: 3,157,935   Votes against: 18,900  Abstaining: 35,000

Item #2: Ratification of Robert Moe & Associates, P.S. as independent auditors of the Corporation for the fiscal year ending
         December 31, 1996.
Votes for: 3,192,585   Votes against: 5,500   Abstaining: 13,750

Item #3: Ratification and approval of issuance of stock option bonuses to certain officers, directors and employees.
Votes for: 1,797,195   Votes against: 425,510 Abstaining: 97,150

Item #4: Ratification and approval of adoption of the 1996 Stock
         Option Plan.
Votes for: 1,811,095   Votes against: 413,310 Abstaining: 95,450

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND
EXHIBITS.

	Exhibit 99.9  - Press release issued June 19, 1996.
     Exhibit 99.10 - Stock Repurchase Plan, as approved by the
                     Electronic Systems Technology, Inc. Board of
                     Directors on June 6, 1996.














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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.


   T.L. KIRCHNER

By: T.L. Kirchner
President
Date: JUNE 20, 1996